Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. John Harmon, CFA, Sr. Acct. Manager
China TransInfo Technology Corp.	CCG Investor Relations
E-mail: ir@ctfo.com	E-mail: john.harmon@ccgir.com
Tel: + 86 10–5169 1657	Tel: +86 10–8573 1014
Website: www.ccgirasia.com

For Immediate Release:

China TransInfo Announces Second-Quarter 2012 Results

  Backlog increased to approximately $216 million

Beijing, China – August 14, 2012, China TransInfo Technology Corp. (NASDAQ: CTFO) (“China TransInfo” or the “Company”), a leading provider of comprehensive intelligent transportation systems (“ITS”) in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the “Group Company”), today reported financial results for the second quarter ended June 30, 2012.

Second-Quarter 2012 Highlights:

  Revenues were $31.4 million, a decrease of 14.8% year over year

  Net income was $2.4 million, or $0.09 per diluted share

  Adjusted net income was $2.6 million, or $0.10 per diluted share(*)

  Backlog increased by $22 million to approximately $216 million

  Entered into a merger agreement with TransCloud Company Limited and TransCloud Acquisition, Inc.

“During the second-quarter, our top line growth continued to vary due to the timing of contract progress and execution, however, we signed $54 million in new contracts, and our backlog increased by 11% to approximately $216 million, indicating a stronger book of business for China TransInfo,” commented Mr. Shudong Xia. “In addition, we are pleased to see a year-over-year improvement in our gross margin, owing to our cost-effective project execution initiatives intended to optimize hardware purchasing practices and labor management. We maintained solid profitability despite the lower revenue level and higher tax rate. We remain committed to growing our business alongside the favorable dynamics of China’s transportation market.”

CTFO Reports Second-Quarter 2012 Results	page 2

Second-Quarter 2012 Results

For the second quarter ended June 30, 2012, revenues were $31.4 million, a 14.8% decrease from $36.9 million in the year-ago quarter. The decrease in revenue was driven primarily by a 13.2% decrease in transportation revenue, mainly due to fluctuations in the progress of existing contracts and execution in the ITS business. Revenue from products and applications in the transportation business sector was $29.8 million, or 94.9% of total revenue, compared to $34.3 million, or 93.1% of total revenue, in the year-ago quarter. The remainder of revenue derived from other business categories.

Gross profit decreased 7.2% to $9.8 million in the second quarter of 2012, as compared to $10.6 million in the year-ago quarter. The modest decrease was attributed to the decrease in net sales of our ITS business. However, the gross margin in the second quarter of 2012 increased to 31.3% from 28.7% in the year-ago quarter, mainly due to higher-margin transportation projects executed during the quarter versus the year-ago quarter, owing to improvements in hardware purchasing practice and labor management associated with these projects.

Selling expenses were $1.3 million, as compared to $1.0 million in the second quarter of 2011, mainly due to our enhanced efforts in bidding for new contracts. General and administrative expenses were $6.1 million, as compared to $6.4 million in the year-ago quarter. The decrease was primarily due to lower sales-related bonus payments. Total operating expenses rose 0.6% to $7.4 million from the year-ago quarter. Operating income decreased 25.4% to $2.4 million from $3.2 million in the second quarter of 2011.

In the second quarter, subsidy income was $0.8 million, as compared to $0.06 million in the year-ago quarter.

Net income decreased 15.6% to $2.4 million, or $0.09 per diluted share, compared to $2.8 million, or $0.11 per diluted share, in the year-ago quarter. Adjusted net income, which excludes $0.25 million in non-cash, stock-based compensation expense and $0.01 million in intangible amortization expense from acquisitions, decreased 16.5% to $2.6 million, or $0.10 per diluted share, compared to $3.1 million, or $0.12 per diluted share, in the comparable period of 2011(*). Weighted average diluted shares outstanding increased to 25,320,592 shares from 25,273,195 shares in the year-ago quarter.

CTFO Reports Second-Quarter 2012 Results	page 3

(*) Please refer to the table at the end of this press release for a reconciliation of net income and diluted earnings per share (“EPS”) to exclude non-cash stock-based compensation and amortization expense of intangibles from acquisitions.

Six-Month Results

For the six months ended June 30, 2012, net sales were $60.3 million, a 17.8% decrease from $73.4 million during the same period of 2011. Gross profit decreased 7.5% to $19.4 million from $21.0 million. Operating income declined 30.8% to $5.0 million from $7.3 million in the first six months of 2011. Net income decreased 17.1% to $4.8 million, or $0.19 per diluted share compared to net income of $5.8 million, or $0.23 per diluted share, in the first six months of 2011. Adjusted net income, which excludes non-cash, stock-based compensation expense of $0.5 million and amortization expense of intangibles from acquisitions of $0.02 million, decreased 17.9% to $5.3 million, or $0.21 per diluted share, compared to $6.4 million, or $0.26 per diluted share, in the first six months of 2011.(*) Weighted average diluted shares outstanding increased to 25,295,931 shares from 25,273,317 shares in the first six months of 2011.

(*) Please refer to the table at the end of this press release for a reconciliation of net income and diluted EPS to exclude non-cash stock-based compensation and amortization expense of intangibles from acquisitions.

Financial Condition

As of June 30, 2012, cash and cash equivalents totaled $26.9 million, compared to $45.0 million as of December 31, 2011. For the quarter ended June 30, 2012, cash flow from operations was an outflow of $5.0 million. Working capital increased to $103.9 million compared to $97.3 million as of December 31, 2011. Stockholders’ equity was $158.7 million compared to $149.9 million as of December 31, 2011.

Business Outlook

China TransInfo has successfully developed a commercial vehicle monitoring and control platform for the Ministry of Transport. To date, the Company has recorded more than 1.51 million vehicles registered on the platform and approximately 420,000 active users. In addition, the Company’s variable interest entity, Beijing Zhangcheng Science and Technology Co., Ltd. (Palmcity), released an updated version of its Android-based Real-Time Traffic Information application with advanced features including enabling user sharing and searching of traffic information via Sina Weibo, the most popular social-networking platform in China. In addition, Palmcity officially released its iOS-based Real-Time Traffic Information application V3.1 for iPhone users on July 13, 2012.

CTFO Reports Second-Quarter 2012 Results	page 4

Mr. Xia continued, “At the end of the second quarter of 2012, our sales backlog was approximately $216 million, compared to $194 million at the end of the first quarter. We signed roughly $54 million in contracts during the second quarter. For 2012, we continue to expect revenues of approximately $170 million and adjusted net income of approximately $14 million, excluding non-cash, stock-based compensation expense and amortization expense of intangibles from acquisitions.”

Conference Call

The Company will host a conference call on Tuesday, August 14, 2012, at 8:00 a.m. Eastern Daylight Time to discuss its financial results for the second quarter ended June 30, 2012.

The earnings release will be available on the Investor Relations page of the Company’s website at: http://www.chinatransinfo.com/news.html.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial +1 (706) 643-0585. When prompted by the operator, enter conference pass code 16802974.

A replay will be available for 14 days starting on Tuesday, August 14, 2012 at 10:00 a.m. Eastern Daylight Time and can be accessed by dialing (855) 859-2056. International callers should dial +1 (404) 537-3406. When prompted, enter conference pass code 16802974.

An archived webcast of the call will be available on the Company’s website at http://www.chinatransinfo.com/WebCast.aspx?sortId=44&sortPId=5. To listen to the live webcast, please go to the Company’s website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

CTFO Reports Second-Quarter 2012 Results	page 5

Use of Non-GAAP Financial Information

GAAP results for the three months ended June 30, 2012 and 2011 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which are adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company’s management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company’s historical performance. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies. Management believes that these adjusted financial measures are useful to investors because they exclude non-cash expenses that management excludes when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, and performance measurement, as these measures provide a consistent method of comparison to historical periods. As a result, the provision of these adjusted measures allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management. Moreover, management believes that these adjusted measures reflect the essential operating activities of the Company. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the adjusted financial measure. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded. A reconciliation of adjustments to GAAP results appears in Table 1 below.

CTFO Reports Second-Quarter 2012 Results	page 6

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

Table 1—Reconciliation of Non-GAAP Financial Data

	For the three months ended		For the three months ended
	June 30, 2012,		June 30, 2011,
	Net Income	Diluted EPS	Net Income	Diluted EPS
Amount per consolidated statement of operations	$2,353,197	$0.09	$2,789,396	$0.11

Adjustments:
Amortization of intangible assets from acquisitions (1)	11,255	0.00	49,447	0.00
Non-cash share based compensation	249,316	0.01	291,077	0.01

Adjusted Amount	$2,613,768	$0.10	$3,129,920	$0.12

	For the six months ended		For the six months ended
	June 30, 2012,		June 30, 2011,
	Net Income	Diluted EPS	Net Income	Diluted EPS
Amount per consolidated statement of operations	$4,772,493	$0.19	$5,756,672	$0.23

Adjustments:
Amortization of intangible assets from acquisitions (1)	22,530	0.00	98,297	0.00
Non-cash share based compensation	501,987	0.02	594,014	0.03

Adjusted Amount	$5,297,010	$0.21	$6,448,983	$0.26

(1) Amortization of intangible assets from acquisitions of Beijing Transwiseway in 2008 and UNISITS in 2009.

About China TransInfo

China TransInfo, through its affiliate, the Group Company and the Group Company’s PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology national standards, the Company owns nine patents and has won a majority of the model cases awarded by the PRC Ministry of Transport. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company’s website at http://www.chinatransinfo.com.

CTFO Reports Second-Quarter 2012 Results	page 7

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements”. All statements other than statements of historical fact included herein are “forward-looking statements”. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

— FINANCIAL TABLES FOLLOW —

CTFO Reports Second-Quarter 2012 Results	page 8

CHINA TRANSINFO TECHNOLOGY CORP. CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$31,407,301	$36,874,738	$60,336,018	$73,373,897
Cost of sales	(21,591,924)	(26,298,267)	(40,938,036)	(52,404,305)
Gross profit	9,815,377	10,576,471	19,397,982	20,969,592
Total operating expenses	(7,445,269)	(7,397,564)	(14,382,315)	(13,718,623)
Income from operations	2,370,108	3,178,907	5,015,667	7,250,969
Non-operating income (expense):
Interest income	197,562	46,617	232,450	86,343
Interest expense	(111,696)	(236,756)	(221,160)	(487,329)
Subsidy income	780,962	65,336	1,426,963	260,962
Other income, net	225,129	38,405	378,137	113,881
Total non-operating income	1,091,957	(86,398)	1,816,390	(26,143)
Income before income taxes, non-controlling interests, and gain on equity investments in affiliates net income	3,462,065	3,092,509	6,832,057	7,224,826
Income taxes	(562,181)	(361,810)	(1,140,449)	(862,935)
Net income before non-controlling interests and gain on equity investments in affiliates net income	2,899,884	2,730,699	5,691,608	6,361,891
Gain on equity investments in affiliates due to proportional shares of the affiliates net income	355,190	1,023,349	734,443	1,355,985
Net income before non-controlling interests	3,255,074	3,754,048	6,426,051	7,717,876
Non-controlling interests in net income of subsidiary	(901,877)	(964,652)	(1,653,558)	(1,961,204)
Net income	$2,353,197	$2,789,396	$4,772,493	$5,756,672
Weighted average number of shares of outstanding:
Basic	25,270,069	25,270,069	25,270,069	25,270,069
Diluted	25,320,592	25,273,195	25,295,931	25,273,317
Earnings per share -
Basic	$0.09	$0.11	$0.19	$0.23
Diluted	$0.09	$0.11	$0.19	$0.23
Comprehensive income
Net income including non-controlling interests	$3,255,074	$3,754,048	$6,426,051	$7,717,876
Translation adjustments	84,051	1,483,308	919,584	2,117,495
Comprehensive income	$3,339,125	$5,237,356	$7,345,635	$9,835,371
Comprehensive income attributable to non-controlling interests	$901,877	$964,652	$1,653,558	$1,961,204
Comprehensive income attributable to CTFO	$2,437,248	$4,272,704	$5,692,077	$7,874,167

CTFO Reports Second-Quarter 2012 Results	page 9

CHINA TRANSINFO TECHNOLOGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited)
	June 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$26,933,703	$45,032,637
Restricted cash	4,935,448	3,560,246
Accounts receivable, net of allowance for doubtful accounts of $171,938 and $169,060 , respectively	45,673,081	36,902,155
Inventories	4,934,799	5,993,121
Costs and estimated earnings in excess of billings on uncompleted contracts	58,945,007	42,917,900
Prepaid expenses and other current assets	12,871,862	8,828,290
Other receivables	22,574,993	15,636,967
Deferred tax assets	26,652	26,467
Total current assets	176,895,545	158,897,783

Long-term investments	11,076,931	10,638,712
Property and equipment, net	10,990,199	10,848,345
Long-term prepayment for land use right	3,720,312	3,694,493
Intangible assets, net	17,934,563	16,383,300
Goodwill	10,782,355	10,707,525
Other assets	397,497	337,258
Total assets	$231,797,402	$211,507,416

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$43,692,235	$29,010,462
Short-term borrowings from banks	7,433,539	7,791,300
Billings in excess of costs and estimated earnings on uncompleted contracts	11,790,011	12,760,278
Accrued liabilities and other current liabilities	10,109,118	12,043,530
Total current liabilities	73,024,903	61,605,570

Other long-term liabilities	27,104	-

Total liabilities	73,052,007	61,605,570

Commitments and contingencies
Stockholders' equity :
Common stock, par value $0.001 per share, 150,000,000 shares authorized, 25,270,069 and 25,270,069 issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	25,270	25,270
Additional paid-in capital	53,463,342	51,484,878
Retained earnings	66,157,126	61,384,633
Accumulated other comprehensive income	10,538,273	9,618,689
Total China TransInfo Technology Corp Stockholders' equity	130,184,011	122,513,470
Non-controlling interests	28,561,384	27,388,376

Total stockholders' equity	158,745,395	149,901,846

Total liabilities and stockholders' equity	$231,797,402	$211,507,416

CTFO Reports Second-Quarter 2012 Results	page 10

CHINA TRANSINFO TECHNOLOGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$4,772,493	$5,756,672
Adjustments to reconcile net income to net cash used in operating activities:
Non-controlling interests	1,653,558	1,961,204
Depreciation and amortization expenses	1,488,050	1,350,497
Stock-based compensation	545,468	634,040
Gain on equity investments in affiliates due to proportional shares of the affiliates net income	(734,443)	(1,355,985)
Gain on disposal of portion equity of subsidiary to non-controlling interests	-	(40,479)
Dividends income	(18,689)	(14,782)
Loss on disposal of property and equipment	13,764	20,283
Allowance for doubtful accounts	1,698	-
Decrease (Increase) in assets:
Restricted cash	(1,351,684)	1,210,652
Accounts receivable	(8,523,325)	(8,272,988)
Inventories	1,101,317	(1,738,309)
Prepaid expenses and other current assets	(3,986,142)	731,880
Other receivables	(6,523,218)	(1,720,024)
Costs and estimated earnings in excess of billings on uncompleted contracts	(15,743,049)	(3,942,025)
Other assets	(57,944)	(56,498)
Increase (Decrease) in liabilities:
Accounts payable	14,493,648	(2,270,555)
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,060,512)	(4,461,510)
Accrued liabilities and other current liabilities	(734,239)	(794,710)
Other long-term liabilities	27,131	15,311
Net cash used in operating activities	(14,636,118)	(12,987,326)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	6,070	19,114
Purchases of property and equipment	(1,280,019)	(1,597,311)
Purchases of intangible assets	(1,740,114)	(651,593)
Payments for acquisition of companies	(209,907)	(202,565)
Payments for land use right	-	(3,593,798)
Dividends from equity or cost investees	-	14,782
Net cash used in investing activities	$(3,223,970)	$(6,011,371)

CTFO Reports Second-Quarter 2012 Results	page 11

CHINA TRANSINFO TECHNOLOGY CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited)
	Six Months Ended June 30,
	2012	2011
Cash flows from financing activities:
Proceeds from short-term borrowings	$6,727,073	$6,889,950
Payments of short-term borrowings	(7,139,700)	(9,263,155)
Non-controlling interest's capital contribution	79,330	6,698,563
Payment of dividends to non-controlling interests from subsidiaries	(237,990)	-
Net cash (used in) provided by financing activities	(571,287)	4,325,358

Effect of foreign currency exchange translation	332,441	706,563

Net decrease in cash and cash equivalents	(18,098,934)	(13,966,776)

Cash and cash equivalents - beginning	45,032,637	43,916,597
Cash and cash equivalents - ending	$26,933,703	$29,949,821

Supplemental disclosures:
Interest paid	$228,095	$390,693
Income taxes paid	$1,056,027	$1,103,885

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